Clark, Wilson Barristers & Solicitors Patent & Trade-Mark Agents 800-885 W Georgia Street Vancouver, BC V6C 3H1 Tel. 604.687.5700 Fax 604.687.6314

June 17, 2002

Board of Directors
BusinessWay International Corporation
117 Gun Avenue
Pointe-Claire, Quebec H9R 0X9

Dear Sirs:

We have acted as special counsel to BusinessWay International Corporation (the "Company"), a corporation existing under the Florida Business Corporation Act, for the purpose of giving this opinion and have reviewed the Registration Statement of the Company on Form S-8 (the "Registration Statement") with respect to the increase of up to 5,800,000 common shares in the capital of the Company issuable pursuant to the Company's amended Non-Incentive Stock Option Plan. The shares issuable pursuant to the Plan are collectively referred to in this opinion as the "Shares".

We have examined originals or copies, certified or otherwise identified to our satisfaction of the resolutions of the directors of the Company with respect to the matters herein. We have also examined the Plan and the form of Stock Option Agreement, and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have for the purposes of this opinion assumed the genuineness of all signatures examined by us, the authenticity of all documents and records submitted to us as originals and the conformity to all original documents of all documents submitted to us as certified, photostatic or facsimile copies.

Based upon and subject to the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that each of the Shares to be issued by the Company pursuant to the Registration Statement, when sold and paid for pursuant to the terms of the Plan and an executed Stock Option Agreement between the Company and each optionee, will be validly issued, fully paid and non-assessable.

This opinion is being furnished solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission, and we hereby consent to the use of this opinion as an exhibit to the Registration Statement. This opinion may not be relied upon, used by or distributed to any person or entity for any other purpose without our prior written consent.

Yours truly,

CLARK, WILSON

/s/ Clark Wilson

HSBC Building 800 - 885 West Georgia Street Vancouver BC V6C 3H1 Canada Tel.: 604.687.5700 Fax: 604.687.6314 www.cwilson.com

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